Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
BRISTOW GROUP INC., et al.,[1]	)	Case No. 19-32713 (DRJ)
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Debtors.	)	Jointly Administered
)

NOTICE OF FILING OF AMENDED PLAN SUPPLEMENT

PLEASE TAKE NOTICE THAT on September 16, 2019, Bristow Group Inc. and its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”) filed the plan supplement (the “Plan Supplement”) in support of the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group, Inc. and Its Debtor Affiliates, as Modified [Docket No. 589] (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”), filed in the above-captioned chapter 11 cases (the “Chapter 11 Cases”) on August 22, 2019.2

PLEASE TAKE FURTHER NOTICE THAT on August 26, 2019, the United States Bankruptcy Court for the Southern District of Texas (the “Court”) entered an order [Docket No. 599] (the “Conditional Disclosure Statement Order”): (a) conditionally approving the adequacy of the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Affiliated Debtors, As Modified [Docket No. 590] (the “Disclosure Statement”) for solicitation of votes on the Plan, (b) approving the Combined Hearing Notice, (c) approving the solicitation and notice procedures with respect to confirmation of the Plan, (d) approving the form of ballots and notices in connection therewith, (e) approving the Rights Offering Procedures and related documents, and (f) approving the scheduling of certain dates with respect to solicitation and confirmation of the Plan.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are: Bristow Group Inc. (9819), BHNA Holdings Inc. (8862), Bristow Alaska Inc. (8121), Bristow Helicopters Inc. (8733), Bristow U.S. Leasing LLC (2451), Bristow U.S. LLC (2904), BriLog Leasing Ltd. (9764), and Bristow Equipment Leasing Ltd. (9303). The corporate headquarters and the mailing address for the Debtors listed above is 2103 City West Blvd., 4th Floor, Houston, Texas 77042.

[2]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE THAT the Debtors hereby file this amendment to the Plan Supplement (this “Amended Plan Supplement”), in support of the Plan.

PLEASE TAKE FURTHER NOTICE THAT the Amended Plan Supplement includes the current drafts of the following documents, in each case as may be modified, amended, or supplemented from time to time:

Exhibit I	Material Terms of Management Incentive Plan

Exhibit J	Disclosures regarding Directors and Officers of Reorganized Bristow Parent

PLEASE TAKE FURTHER NOTICE THAT the documents and exhibits identified above and attached hereto are current drafts and remain subject to continuing negotiations in accordance with the terms of the Plan and the Restructuring Support Agreement and the final versions may contain material differences from the versions filed herewith.

PLEASE TAKE FURTHER NOTICE THAT the documents contained in the Plan Supplement and Amended Plan Supplement are integral to and part of the Plan and, if the Plan is confirmed, the documents in the Plan Supplement and Amended Plan Supplement will be approved by the Bankruptcy Court pursuant to the order confirming the Plan.

PLEASE TAKE FURTHER NOTICE THAT the Debtors reserve the right, subject to the terms and conditions set forth in the Plan and the Restructuring Support Agreement, to add additional documents to the Plan Supplement or to alter, amend, modify, or supplement any document in the Plan Supplement; provided that if any document in the Plan Supplement is altered, amended, modified, or supplemented in any material respect prior to the hearing to consider confirmation of the Plan, the Debtors will file a blackline of such document with the Bankruptcy Court.

2

PLEASE TAKE FURTHER NOTICE THAT the hearing to approve the adequacy of the Disclosure Statement and confirm the Plan is scheduled for October 3, 2019, at 9:00 a.m. (prevailing Central Time) before the Honorable David R. Jones, United States Bankruptcy Judge, Courtroom 400, 515 Rusk Street, Houston, Texas 77002.

PLEASE TAKE FURTHER NOTICE THAT if you would like to obtain a copy of the Plan, the Plan Supplement, the Amended Plan Supplement or any other documents filed in the Chapter 11 Cases, you should contact Prime Clerk, LLC, the Solicitation Agent retained by the Debtors in the Chapter 11 Cases, by: (i) accessing the Debtors’ restructuring website at https://cases.primeclerk.com/bristow; (ii) writing to Bristow Group Inc. Ballot Processing, c/o Prime Clerk LLC, One Grand Central Place, 60 East 42nd Street, Suite 1440, New York, NY 10165; (iii) emailing bristowballots@primeclerk.com; or (iv) calling the Solicitation Agent’s information line with respect to the Debtors at (844) 627-6967 (U.S. and Canada) or (347) 292-3534. You may also obtain copies of any pleadings filed in the Chapter 11 Cases for a fee via PACER at: http://www.txs.uscourts.gov.

3

Dallas, Texas

Dated: October 2, 2019

BAKER BOTTS L.L.P.	WACHTELL, LIPTON, ROSEN & KATZ

/s/ Chris Newcomb
James R. Prince, State Bar No. 00784791	Richard G. Mason (pro hac vice)
Omar J. Alaniz, State Bar No. 24040402	Amy R. Wolf (pro hac vice)
Kevin Chiu, State Bar No. 24109723	WACHTELL, LIPTON, ROSEN & KATZ
BAKER BOTTS L.L.P.	51 West 52nd Street
2001 Ross Avenue, Suite 900	New York, New York 10019
Dallas, Texas 75201-2980	Telephone: (212) 403-1000
Telephone: (214) 953-6500	Facsimile: (212) 403-2000
Facsimile: (214) 953-6503	Email: rgmason@wlrk.com
Email: jim.prince@bakerbotts.com omar.alaniz@bakerbotts.com kevin.chiu@bakerbotts.com	arwolf@wlrk.com
Co-Counsel to the Debtors and Debtors in Possession

-and-

Emanuel C. Grillo (pro hac vice)
Chris Newcomb (pro hac vice)
BAKER BOTTS L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4498
Telephone: (212) 408-2500
Facsimile: (212) 408-2501
Email: emanuel.grillo@bakerbotts.com
chris.newcomb@bakerbotts.com

Co-Counsel to the Debtors and Debtors in Possession

4

Exhibit I

Material Terms of Management Incentive Plan

October 1, 2019

REORGANIZED BRISTOW GROUP INC.

MANAGEMENT INCENTIVE PLAN TERM SHEET

The following term sheet (this “Term Sheet”) summarizes the principal terms of a Management Incentive Plan (the “Plan”) to be sponsored by Bristow Group Inc., a Delaware corporation (the “Company”), and of grants to be made as of the Effective Date1 to executives and other key employees of the Company and its subsidiaries (each, a “Participant”), in accordance with the allocation set forth on Exhibit A attached hereto. This Term Sheet is based on the understanding that the Participants will receive grants out of the Initial MIP Pool (as defined below), and the Reorganized Bristow Parent Board will determine the terms and conditions of any additional grants to be made from the remaining MIP Pool (as defined in the Chapter 11 Plan (as defined below)). For the avoidance of doubt, no grants will occur prior to the Effective Date, and all grants are subject to the occurrence of the Effective Date.

Overview:

•   Initial MIP Pool. A number of shares of the Company’s New Stock equal to 4% of the Company’s New Stock outstanding as of the Effective Date shall be reserved for the issuance of awards under the Plan (the “Initial MIP Pool”), with 60% of the Initial MIP Pool granted in the form of restricted stock units (“RSUs”) and 40% of the Initial MIP Pool granted in the form of stock options (“Options” and, together with the RSUs, the “Initial Awards”). The ratio of New Common Stock to New Preferred Stock underlying the Initial Awards will be the same as the ratio of New Common Stock to New Preferred Stock held by the average Backstop Commitment Party.

Vesting:

•   Normal Vesting. Subject to a Participant’s continued employment with the Company or one of its subsidiaries through the applicable vesting date, such Participant’s Initial Awards will vest 25% on each of the first four anniversaries of the Effective Date (or the date of grant for awards made subsequent to the Effective Date, as applicable).

•   Vesting Upon a Qualifying Termination (Not in Connection with a Change in Control). If a Participant is terminated by the Company or one of its subsidiaries without Cause or resigns for Good Reason (in each case, as customarily defined for a private equity held company, and any such termination, a “Qualifying Termination”) and not within 12 months after a Change in Control (as defined below), such Participant will vest in a pro-rata portion of the then-current tranche of his or her Initial Awards (determined based on the length of his or her employment with the Company or one if its subsidiaries from the last vesting date through the Qualifying Termination date; provided that if the Qualifying Termination occurs prior to the first anniversary of the Effective Date, vesting will be determined based on the Participant’s deemed employment with the Company or one of its subsidiaries through such first anniversary). The additional vesting upon a Qualifying Termination will be subject to the Participant’s timely execution and non-revocation of a customary release of claims in favor of the Company.

•   Vesting in Connection with a Change in Control. Upon a Qualifying Termination that occurs within 12 months after a Change in Control, a Participant will vest in that portion of his or her Initial Awards that would have vested during the 12-month period following the Qualifying Termination date had such Participant remained employed with the Company or any of its subsidiaries.

[1]

Capitalized terms used but not defined herein shall have the meanings set forth in the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates, as Modified (as may be amended, supplemented, or modified from time to time in accordance with its terms) (the “Chapter 11 Plan”).

Final Version

Exercise/Settlement:

•   RSUs. Shares in respect of vested RSUs will be delivered upon the first to occur of (i) a Change in Control that also qualifies as a “change in control” for purposes of Section 409A of the Internal Revenue Code (“Section 409A”) and (ii) the sixth anniversary of the Effective Date.

•   Options.

•   The Options in respect of the New Preferred Stock (the “Preferred Options”) will be structured in a manner compliant with Section 409A, and vested Preferred Options will be exercised upon the first to occur of (i) a Change in Control that also qualifies as a “change in control” for purposes of Section 409A and (ii) the sixth anniversary of the Effective Date.

•   The Options in respect of the Common Stock will, to the extent feasible, be structured in a manner exempt from Section 409A, and vested Common Options will be exercisable until the first to occur of (i) the 10th anniversary of the grant date and (ii) either (A) the first anniversary of the Participant’s termination date, if the Participant’s termination occurs due to death or disability, or (B) the 90th day following the Participant’s termination date, if the Participant’s termination occurs for any other reason (other than for Cause, which will result in immediate forfeiture of the Options).

•   Net-Settlement. The Initial Awards will contain net-settlement provisions, which will apply only to the extent that the Company’s shares are not publicly traded at the time of settlement of the applicable Initial Award, that will allow for the Participants to cover their minimal income tax withholding obligations (collectively, the “Tax Payment”) and, if applicable, aggregate exercise price payment (the “Exercise Price Payment”) due in connection with the settlement by surrendering to the Company a number of shares that otherwise would be delivered upon settlement of the Initial Award and have an aggregate fair market value equal to the Tax Payment and, if applicable, the Exercise Price Payment.

Other Terms and Conditions:

•   Awards under the Plan will be subject to other terms and conditions customary for awards under a management incentive plan established in connection with a private equity style investment, including, without limitation, transfer restrictions, drag-along rights, co-sale or tag-along rights and repurchase provisions, and Participants will be required to execute such definitive documentation as the Company may require in order to effectuate the foregoing.

Restrictive Covenants:

•   Restrictive covenants will be addressed in the Company’s amended and restated severance plan effective as of the Effective Date (the “Severance Plan”) for Participants with a title of Vice President or above, including a minimum 12-month (or the actual duration of the salary severance continuation period, if longer) post-termination non-competition covenant, 24-month post-termination non-solicitation/non-hire covenant, perpetual confidentiality and non-disparagement covenants, and an assignment of inventions covenant. As a condition to receiving an Initial Award, each such Participant will be required to reaffirm his or her obligations thereunder.

Final Version

•   Each Participant in the Plan in job grades 7 through 11 who is an area manager or who receives an Initial Award representing at least 1.5% of the Initial MIP Pool will be subject to the restrictive covenants set forth in his or her award agreement, which will be substantially the same as those used for the Severance Plan, except that (a) the non-compete covenant will incorporate changes to the extent minimally necessary to comply with applicable governing law, and (b) the duration of the non-competition covenant will be the period from the date on which the Participant executes his or her award agreement through the 6-month anniversary of his or her termination date.

Change in Control:	• To be defined in the same manner as the Severance Plan.

Final Version

Exhibit A

Management Incentive Plan - Allocations of Initial Awards

Initial Award (% Initial MIP Pool)
Executives	63.2%
Non-executive employees	36.8%

TOTAL (100% of the Initial MIP Pool)	100.0%

Final Version

Exhibit J

Disclosure of the Members of the Reorganized

Bristow Parent Board and Their Compensation1

Reorganized Bristow Parent will be managed by its Board of Directors (the “Board”) and the members of the Board (the “Directors”). The Board shall consist of eight (8) members, appointed pursuant to the terms of the Backstop Commitment Agreement and New Shareholders’ Agreement.2

Name	Biography and Affiliations
Don Miller Bristow Parent’s Chief Executive Officer	Mr. Miller joined the Debtors in 2010 and was appointed President and Chief Executive Officer of Bristow Parent in February 2019; he also serves as a member of its board of directors. From 2010 through February 2019 he served in a number of leadership roles at Bristow Parent including Senior Vice President and Chief Financial Officer, Senior Vice President, Mergers, Acquisitions and Integration, Vice President, Mergers, Acquisitions and Integration and Vice President, Strategy and Structured Transactions. In 2008 and 2009, prior to joining Bristow Parent, Mr. Miller worked as a consultant assisting companies in capital markets and in a financial advisory capacity. He was previously the post-petition President and Chief Executive Officer for Enron North America Corp. and Enron Power Marketing, Inc. from 2001 to 2007 and also served in senior financial positions with Enron, including Director, Finance and Vice President, Asset Marketing Group from 1998 to 2001. His career also includes seven years in senior financial positions with Citicorp Securities, Inc. and four years as an account executive with Dean Witter Reynolds, Inc. Mr. Miller is a Chartered Financial Analyst (“CFA”) charter holder. He also serves on the board of directors of Christian Community Service Center (“CCSC”) and previously served as a member of the CCSC memorial endowment board from 2013 to 2018.

Robert J. Manzo Solus Director	Robert J. Manzo is 61 years old and he has been a director of Visteon since June 14, 2012. Mr. Manzo is the founder and managing member of RJM I, LLC, a provider of consulting services to troubled companies, a position he has held since 2005. From 2000 to 2005, Mr. Manzo was a senior managing director of FTI Consulting, Inc., a global business advisory firm. He also serves on the board of directors of ADVANZ PHARMA Corp. Mr. Manzo has extensive experience advising companies and management in the automotive and other industries, and possesses financial and accounting expertise.

[1]

Terms not defined herein shall have the meanings ascribed to them in the Amended Joint Chapter 11 Plan of Reorganization of Bristow Group, Inc. and Its Debtor Affiliates, as Further Modified [Docket No. 742] (as may be modified or amended from time to time, the “Plan”) or the Backstop Commitment Agreement (as defined in the Plan), as applicable.

[2]

One Director has yet to be designated. The remaining Director shall be an independent director designated by the Nominating Committee pursuant to Section 2.1(a)(iii) of the New Shareholders’ Agreement.

Name	Biography and Affiliations
Wesley Kern Solus Director	Mr. Kern has over 20 years of broad-based experience in corporate, operational, and financial management and currently serves as a Director for Improve One, LLC, a family office management firm. Previously, Mr. Kern was Executive Vice President and Chief Financial Officer of Dublin, Ireland-based Lobo Leasing Limited and Senior Vice President, Finance of New York-based US Power Generating Company. Mr. Kern has additionally served as Chief Financial Officer for Pacific Natural Energy, LLC, an energy investment banker with Simmons & Company International, and a management consultant with Ernst & Young. He also served as a board member for All In Behavioral Health and for Meridian Solar, Inc.

Lorin Brass SDIC Director	Mr. Brass spent 30 years with Shell Oil Company, which he joined as a Research Engineer in 1977. Thereafter, Mr. Brass progressed through a variety of technical and business assignments primarily in Shell Oil’s Exploration and Production divisions in Texas, California, and Louisiana. He held positions in Corporate Planning, and was Vice President, Operations for Shell Services Company, an information technology and services company in the United States. In 1997 he relocated to The Hague, The Netherlands, where he became Chief Executive Officer of Shell Services International, a global information technology company. Thereafter, he transitioned to Shell International Exploration & Production and served as Director of Global Business Development from 2000 to 2005, where he was responsible for oil and gas property acquisitions and divestments around the world. In 2005, he became Senior Advisor of Business Development for all Shell related activities, with particular emphasis on corporate acquisitions and divestments globally. Upon retirement from Shell in June 2006, Mr. Brass moved back to South Dakota and has served on several boards including the South Dakota Investment Council (Chr), the South Dakota School of Mines and Technology Foundation (Chr), the South Dakota School of Mines and Technology Alumni Association (Chr), and the Abbey of the Hills.

G. Mark Mickelson SDIC Director	Mr. Mickelson has nearly 30 years of experience in business and commercial real estate. Mr. Mickelson is the founder of Mickelson & Company, LLC, a full-service business finance consulting firm with an emphasis in the rail industry. He is a Certified Public Accountant (inactive) and a member of the South Dakota Bar Association. In 2004 through 2005, Mickelson was a Partner in Mickelson & Newell which specialized in project based corporate divestiture work for Lennox International. Prior to 2004, he worked in acquisitions and operations for a subsidiary of Northwestern Corporation and as Chief Financial Officer for a regional real estate company. Mr. Michelson graduated Magna Cum Laude from Harvard Law School in 1993. Mr. Mickelson also has a strong commitment to public service. From 2012 to 2018, Mr. Mickelson served in the South Dakota House of Representatives, including as Speaker pro Tempore from 2015 to 2016 and as Speaker from 2017 to 2018. Mr. Mickelson previously served on the boards of Metabank, the South Dakota Community Foundation (Chr), the USD Foundation (Chr), the Sioux Falls Development Foundation (Chr), and the South Dakota Board of Economic Development. He currently sits on the board of the Sioux Falls Area Chamber of Commerce and is a member of the American Association of Short-line and Regional Railroads.

2

Name	Biography and Affiliations
Hooman Yazhari Independent Director	Mr. Yazhari is the co-founder and chairman of the board for Beyond Capital Fund. From 2018 to 2019 Mr. Yazhari served as the Chief Executive Officer of Waypoint Leasing. From 2015 to 2018 he was Senior Vice President, Legal and Administration for CHC Helicopter. Prior to joining CHC Helicopter, Mr. Yazhari served as Senior Vice President, General Counsel and Company Secretary for International Lease Finance Corporation, and as General Counsel for gategroup. He currently serves on the board of directors of Voyager Aviation, an aircraft leasing business.

Brian Truelove Secured Creditors Director	Mr. Truelove has over 39 years of experience in the global upstream oil and gas industry. Since 2018 he has served on the board of the Expro Group. From 2011 to 2018, he worked for the Hess Corporation, most recently as Senior Vice President, Global Services, which included serving as the Chief Information Officer (CIO), Chief Technology Officer (CTO), and leading the Supply Chain/Logistics organization. Prior to assuming this role, he served as Senior Vice President for Hess’ global offshore businesses and prior to that he was Senior Vice President for Global Drilling and Completions. From 1980 through 2010 Mr. Truelove worked for Royal Dutch Shell where he most recently served as Senior Vice President for the Abu Dhabi National Oil Company / NDC on secondment from Shell. Prior to that he led Shell’s global deepwater drilling and completions business. During his time with Hess and Shell he held leadership positions around the world in drilling and production operations and engineering, asset management, project management, R&D, Health/Safety/Environment, and corporate strategy, amongst others.

The Chair of the Board will receive as compensation on an annual basis (i) $100,000.00 paid in either Cash or stock options (at the election of the Chair) and (ii) $200,000.00 in stock options. Each other Director will receive as compensation on an annual basis (i) $75,000.00 paid in either Cash or stock options (at the election of each Director), and (ii) $125,000.00 in stock options. Notwithstanding anything to the contrary herein, pursuant to Section 2.1(h) of the New Shareholders’ Agreement, any Directors that are employed by the party appointing them to the Board will not receive this compensation from Reorganized Bristow Parent.

3

1129(a)(5) Disclosure Regarding Officers and Other Executives

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the following individuals will continue in their current positions with Reorganized Bristow Parent3 as of the Effective Date of the Plan.

Executive	Position	Insider
Miller, Don	President and Chief Executive Officer	Y
Allman, Brian	Senior Vice President and Chief Financial Officer	Y
Phillips, Robert	Senior Vice President, Americas	Y
Corbett, Alan	Senior Vice President, Europe, Africa, Middle East, Asia (EAMEA)	Y
Lazar, Victoria	Senior Vice President, General Counsel and Corporate Secretary	Y
Wersebe, Mary	Vice President, Human Resources	Y
Sidney, Steven	Vice President, Information Technology and Chief Information Officer	N
Willenbacher, Samantha	Vice President, Commercial Strategy	N
Carpenter, Geoff	Vice President and Treasurer	N

Each of the above-listed executives will continue to receive after the Effective Date a base salary consistent with current practice and will continue to participate in the Fiscal Year 2020 Performance Incentive Plan (the “FY20 Executive Incentive Plan”), for the fiscal year period April 1, 2019 through March 31, 2020. The FY20 Executive Incentive Plan (and award opportunities thereunder) are more fully described in Bristow Group Inc.’s Current Report filed on Form 8-K with the U.S. Securities and Exchange Commission on or about May 7, 2019, as well as in pleadings filed with the Bankruptcy Court at Docket Nos. 199, 267, and 564, copies of which are available for download at https://cases.primeclerk.com/Bristow. The Bankruptcy Court approved the FY20 Executive Incentive Plan, together with the Company’s Fiscal Year 2020 Non-Executive Incentive Plan, by order entered on August 22, 2019 [Dkt. No. 588] and both plans will be assumed by Reorganized Bristow Parent on the Effective Date under the Plan.

Pursuant to Article IV.I. of the Plan, the above-listed executives and certain other employees of the Reorganized Debtors will also be participants in a post-Effective Date management incentive plan more fully described in this Plan Supplement and in the Plan and Disclosure Statement. The executives and other employees of the Reorganized Debtors will participate in other Compensation and Benefits Programs in the ordinary course on and after the Effective Date. Such Compensation and Benefits Programs are described in the Plan. For the avoidance of doubt, the Debtors shall also either (a) enter into new employment agreements with their current management team, or (b) assume the Debtors’ management severance benefits plan, as amended and reinstated, effective as of the Effective Date, as set forth in Article IV.J of the Plan.

[3]	Mr. Alan Corbett, Senior Vice President, Europe, Africa, Middle East, Asia (EAMEA), is an employee of a non-debtor UK affiliate.